EXHIBIT (8)(q)(1)

Amendment No. 1 to Participation Agreement

(MTB)

Amendment #1 to SCHEDULE A

to the

PARTICIPATION AGREEMENT

among

MTB GROUP OF FUNDS,

EDGEWOOD SERVICES, INC.,

MTB INVESTMENT ADVISORS, INC.,

TRANSAMERICA LIFE INSURANCE COMPANY

and

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND FUNDS

Name of Separate Account and Date Established by the Board of Trustees	Name of Contract Funded by Separate Account and Policy Form Numbers of Contracts Funded
Separate Account VA BNY September 27, 1994	Transamerica Landmark NY Variable Annuity (Transamerica Financial Life Insurance Company) Form No. AV806 101 158 102

Separate Account VA B January 19, 1990	Transamerica Landmark Variable Annuity (Transamerica Life Insurance Co.) Form No. AV920 101 168 603

Applicable Fund	CUSIP	Effective Date

MTB Large Cap Growth Fund II

MTB Large Cap Value Fund II

MTB Managed Allocation Fund: Moderate Growth II

MTB Managed Allocation Fund: Conservative Growth II

MTB Managed Allocation Fund: Aggressive Growth II

	55376T 73 4 55376T 65 0 55376T 57 5 55376V 82 0 55376V 81 2	April 1, 2004 April 1, 2004 April 1, 2004 May 1, 2005 May 1, 2005

IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of March 8, 2005, to become effective on May 1, 2005.

TRANSAMERICA LIFE INSURANCE COMPANY, on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time

By:	/s/ Priscilla I. Hechler	By:	/s/ Priscilla I. Hechler
Name:	Priscilla I. Hechler	Name:	Priscilla I. Hechler
Its:	Assistant Secretary	Its:	Assistant Vice President and Assistant Secretary

MTB GROUP OF FUNDS,		EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each Fund named in this Schedule A, as may be amended from time to time

By:	/s/ Beth S. Broderick	By:	/s/ Charles L. Davis Jr.
Name:	Beth S. Broderick	Name:	Charles L. Davis, Jr.
Its:	Vice President	Its:	President

MTB INVESTMENT ADVISORS, INC.

By:	/s/ Kenneth G. Thompson
Name:	Kenneth G. Thompson
Its:	Administrative Vice President

Amendment #1 to SCHEDULE C

to the

PARTICIPATION AGREEMENT

among

MTB GROUP OF FUNDS,

EDGEWOOD SERVICES, INC.,

MTB INVESTMENT ADVISORS, INC.,

TRANSAMERICA LIFE INSURANCE COMPANY

and

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Services Provided by the Company

Pursuant to Article V of the Agreement, the Company shall perform all administrative and shareholder services with respect to the Contracts and plans, including but not limited to, the following:

1.	Maintaining separate records for each Contract owner and each plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and plans. The Company will maintain accounts with each Fund on behalf of Contract owners and plans, and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by such Contract owners and plans.

2.	Disbursing or crediting to contract owners and plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.	Preparing and transmitting to Contract owners and plans, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract owners and plans.

4.	Providing communication support services including providing information about the Funds and answering questions concerning the Funds (including questions respecting Contract owners’ interests in one or more Funds).

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for Contract owners and plans.

6.	Generating written confirmations and quarterly statements to Contract owners and plan participants.

7.	Distributing to Contract owners and plans, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders, notices and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Trust on behalf of the Contract owners and plans.

9.	Providing teleservicing support in connection with the Trust.

10.	Facilitating the tabulation of Contract owners’ votes in the event of a meeting of Fund shareholders; providing information relating to the Contacts and share balances under such Contracts to the Trust as may be reasonably requested.

11.	Administering fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals involving the Funds.

12.	Providing other services as may be agreed upon from time to time.

In consideration for the Company providing these services, the Trust and/or the Advisor agree to pay the Company in an amount equal to the following annual fee, based on the average daily net assets of the Funds held by the Accounts underlying the Contracts listed below, such amounts to be paid within 30 days of the end of each month.

For purposes of computing the payment to the Company, the Company shall compute the average daily net assets of Shares held in the Accounts over a monthly period by totaling such Accounts’ aggregate investment (Share net asset value multiplied by total number of Shares held by such Accounts) on each Business Day during the calendar month, and dividing by the total number of Business Days during such month. The payment to the Company shall be calculated by the Company and communicated to the Trust and Advisor at the end of each calendar month and will be paid to the Company within 30 days thereafter.

Contract	Annual Fee
Separate Account VA BNY of Transamerica Landmark NY Variable Annuity (Transamerica Financial Life Insurance Company) Form No. AV806 101 158 102	0.35%

Separate Account VA B of Transamerica Landmark Variable Annuity (Transamerica Life Insurance Co.) Form No. AV920 101 168 603	0.35%

IN WITNESS WHEREOF, each of the parties has caused this Schedule C to be executed in its name and on its behalf by its duly authorized representative as of March 8, 2005, to become effective on May 1, 2005.

TRANSAMERICA LIFE INSURANCE COMPANY, on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time

By:	/s/ Priscilla I. Hechler	By:	/s/ Priscilla I. Hechler
Name:	Priscilla I. Hechler	Name:	Priscilla I. Hechler
Its:	Assistant Secretary	Its:	Assistant Vice President and Assistant Secretary

MTB GROUP OF FUNDS, on its behalf and on behalf of each Fund named in this Schedule A, as may be amended from time to time		EDGEWOOD SERVICES, INC.

By:	/s/ Beth S. Broderick	By:	/s/ Charles L. Davis Jr.
Name:	Beth S. Broderick	Name:	Charles L. Davis, Jr.
Its:	Vice President	Its:	President

MTB INVESTMENT ADVISORS, INC.

By:	/s/ Kenneth G. Thompson
Name:	Kenneth G. Thompson
Its:	Administrative Vice President

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